UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) July 21, 2009

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 21, 2009, Ares Capital Corporation (the “Company”) entered into (i) a First Tier Purchase and Sale Agreement (the “First Tier Purchase and Sale Agreement”) with Ares Capital CP Funding Holdings II LLC, a wholly owned subsidiary of the Company (“CP Holdings”), pursuant to which the Company will sell to CP Holdings certain loans it has originated or acquired, or will originate or acquire (the “Loans”), which Loans CP Holdings will subsequently sell to Ares Capital CP Funding II LLC, an indirect, wholly owned subsidiary of the Company (“Ares Capital CP II”) pursuant to a Second Tier Purchase and Sale Agreement (the “Second Tier Purchase and Sale Agreement”) among CP Holdings and Ares Capital CP II, (ii) a Note Purchase Agreement (the “Note Purchase Agreement” and, together with the First Tier Purchase and Sale Agreement and the Second Tier Purchase and Sale Agreement, the “Agreements”) with Ares Capital CP II, as borrower, Ares Capital CP Funding LLC, a wholly owned subsidiary of the Company (“Ares Capital CP”), as guarantor, Wachovia Bank, National Association (“Wachovia”), as note purchaser and agent, Wells Fargo Bank, National Association, as collateral custodian, and U.S. Bank National Association, as trustee and bank, pursuant to which Wachovia has agreed to extend credit to Ares Capital CP II in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding (the “CP Funding II Facility”) and (iii) various supporting documentation, including controlled account agreements and powers of attorney.

The obligations of Ares Capital CP II under the CP Funding II Facility are secured by the assets of Ares Capital CP II, including the Loans initially sold by the Company to CP Holdings and subsequently sold by CP Holdings to Ares Capital CP II.  The CP Funding II Facility is a revolving facility with a stated maturity date of July 21, 2012 (with two one-year extension options, subject to mutual consent).  Subject to certain exceptions, the interest rate payable under the CP Funding II Facility is 400 basis points over LIBOR.  Under the Note Purchase Agreement, the Company has agreed to service the assets of Ares Capital CP II, including the Loans, for a servicing fee of 50 basis points per annum on the aggregate outstanding principal balance of the Loans and substantially all other assets owned by Ares Capital CP II, and Ares Capital CP has agreed to guaranty the obligations of Ares Capital CP II under the CP Funding II Facility, which guaranty is secured by the assets of Ares Capital CP.  Ares Capital CP II has also agreed to guaranty the obligations of Ares Capital CP under a currently outstanding $225 million amortizing facility (the “CP Funding Facility”), which guaranty is secured by the assets of Ares Capital CP II.  Under the Agreements, the Company, CP Holdings and Ares Capital CP II, as applicable, have made representations and warranties regarding the Loans, as well as their businesses and properties, and are required to comply with various covenants, servicing procedures, limitations on disposition of Loans, reporting requirements and other customary requirements for similar securitized credit facilities.  The Note Purchase Agreement provides for an event of default under certain circumstances if the CP Funding Facility is terminated, as well as additional usual and customary events of default for securitized credit facilities of this nature, including allowing Wachovia, upon a default, to foreclose on the Loans and to pursue the rights under the Loans directly with the obligors thereof.

Borrowings under the Note Purchase Agreement are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Execution of this $200,000,000 credit agreement also satisfies the previously disclosed definitive documentation condition for the Company’s $225,000,000 CP term facility that is scheduled to mature in May 2012.

Descriptions of the Note Purchase Agreement, the First Tier Purchase and Sale Agreement and the Second Tier Purchase and Sale Agreement in this current report are qualified in their entirety by reference to a copy of such Agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1

Note Purchase Agreement, dated as of July 21, 2009, among Ares Capital Corporation, as servicer and transferor, Ares Capital CP Funding II LLC, as borrower, Ares Capital CP Funding LLC, as guarantor, Wachovia Bank, National Association, as note purchaser and agent, Wells Fargo Bank, National Association, as collateral custodian, and U.S. Bank National Association, as trustee and bank.

10.2	First Tier Purchase and Sale Agreement, dated as of July 21, 2009, among Ares Capital Corporation, as seller, and Ares Capital CP Funding Holdings II LLC, as purchaser.
10.3	Second Tier Purchase and Sale Agreement, dated as of July 21, 2009, among Ares Capital CP Funding Holdings II LLC, as seller, and Ares Capital CP Funding II LLC, as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: July 27, 2009

	By:	/s/ Richard S. Davis
	Name:	Richard S. Davis
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Note Purchase Agreement, dated as of July 21, 2009, among Ares Capital Corporation, as servicer and transferor, Ares Capital CP Funding II LLC, as borrower, Ares Capital CP Funding LLC, as guarantor, Wachovia Bank, National Association, as note purchaser and agent, Wells Fargo Bank, National Association, as collateral custodian, and U.S. Bank National Association, as trustee and bank.

10.2	First Tier Purchase and Sale Agreement, dated as of July 21, 2009, among Ares Capital Corporation, as seller, and Ares Capital CP Funding Holdings II LLC, as purchaser.
10.3	Second Tier Purchase and Sale Agreement, dated as of July 21, 2009, among Ares Capital CP Funding Holdings II LLC, as seller, and Ares Capital CP Funding II LLC, as purchaser.